November 11 , 1986

BB&K Diversa Fund
951 Mariner's Island Boulevard
Suite 700
San Mateo, California 94404,

         Re:      BB&K Diversa Fund -- Purchase of Shares
                  ---------------------------------------

Ladies and Gentlemen:

                  In connection with my purchase of 10,000 shares of beneficial interest (the "Shares") of the BB&K Diversa Fund (the "Fund"), a series of BB&K Fund Group, a Massachusetts business trust, at a price of $10 per share, I represent, warrant and agree as follows:

                           (a) I am purchasing the Shares for my own account for
investment and not with a view to, or for resale in connection with, any distribution thereof. I have no present intention of selling or otherwise disposing of the Shares, and no other person will have any legal or beneficial interest in the Shares.

                           (b) I  understand  that  the  Shares  have  not  been
registered under the Securities Act of 1933, as amended (the "Act"), and that the Shares have not been qualified for sale pursuant to the California Corporate Securities Law of 1968, by reason of specific exemptions therefrom, both of which exemptions depend, among other things, upon the bona fide nature of my investment intent as expressed herein.

                           (c) I  acknowledge  that  the  Shares  must  be  held
indefinitely and cannot be resold unless they are registered and qualified under the Act and applicable state securities laws or an exemption from such registration and qualification is available, and that the Fund is under no obligation to register or qualify the Shares under the Act or any applicable state securities law or to assist me in complying with any such exemption.

                           (d) I agree not to make any disposition of all or any
portion of the Shares unless and until:

                                    (1) 1 have notified the Fund of the proposed
disposition and have furnished the Fund with a detailed statement of the circumstances surrounding the proposed disposition; and

                                   EXHIBIT 13

                                    (2) If  reasonably  requested by the Fund, I
have furnished the Fund with an opinion of counsel, reasonably satisfactory to the Fund, that such disposition will comply with the Act and any applicable state securities laws.

                           (e) I  understand  that if I redeem any of the Shares
during the five year period beginning with the commencement of operations of the Fund, the net asset value payable with respect to such redeemed Shares will be reduced by the pro-rata portion (based on the proportion of Shares being redeemed to the total number of Shares outstanding) of the then unamortized deferred organization expenses of the Fund as of the date of such redemption.

                           (f) I understand that any  certificates  representing
the Shares will be endorsed with legends in substantially the following forms:

                                    (1)      THE SHARES  REPRESENTED HEREBY HAVE
                                             NOT  BEEN   REGISTERED   UNDER  THE
                                             SECURITIES ACT OF 1933, AS AMENDED,
                                             AND ACCORDINGLY, MAY BE TRANSFERRED
                                             ONLY  IN  A  TRANSACTION  WHICH  IS
                                             REGISTERED UNDER SUCH ACT OR IS, TO
                                             THE  SATISFACTION  OF  THE  ISSUER,
                                             EXEMPT   FROM   SUCH   RECISTRATION
                                             REQUIREMENT.

                                    (2)      THE NET ASSET  VALUE  PAYABLE  UPON
                                             REDEMPTION     OF    THE     SHARES
                                             REPRESENTED  HEREBY IS  SUBJECT  TO
                                             REDUCTION  IN  ACCORDANCE  WITH  AN
                                             INVESTMENT  LETTER DATED NOVEMBER ,
                                             1986   EXECUTED  BY  THE   ORIGINAL
                                             SHAREHOLDER.

                                    (3)      Any  legend required  by applicable
state securities laws.


                           (g) I  understand  that the Fund will make a notation
in its records and advise any transfer agent of the restrictions on transfer contained in the foregoing legends and will instruct the transfer agent to place a stop-transfer order in the Fund's stock books respecting transfer of the Shares.

                           (h) I have received and carefully reviewed a draft of
Pre-Effective Amendment No. I to the Form N-1A Registration Statement relating to the Shares, filed with the Securities and Exchange Commission on October 28, 1986 (the

"Registration Statement"). In evaluating the suitability of this investment, I have not relied on any representation, oral or written, other than as set forth in the Registration Statement and no such representation has been made to me.

                           (i) I have had an  opportunity  to discuss the Fund's
operations and financial condition with its management, to- ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Fund possesses or could acquire without unreasonable effort or expense necessary to verify the accuracy of the information contained in the Registration Statement.

                           (j) I  understand  that an  investment  in the Shares
involves certain risks, and that no federal or state agency has recommended or endorsed an investment in the Shares or made any determination as to the fairness of such investment.

                           (k) I have a preexisting  business  relationship with
Ronald W. Kaiser, a trustee and chief executive officer of the Fund.

                           (l) 1 have such  knowledge and experience in business
and financial matters, and particularly in investment matters, that I am capable of evaluating the Fund and the proposed activities thereof, and the risks and merits of this investment.

                           (m) I am  able  to  bear  the  economic  risk of this
investment for an indefinite period of time and can afford the complete loss of this investment. I have a joint net worth (exclusive of home, home furnishings and automobiles) with my spouse in excess of $1,000,000.

                           (n) I have  carefully  considered,  and have,  to the
extent I believe necessary, discussed with my legal, tax and/or financial advisers, the suitability of an investment in the Shares for my particular financial and tax situation and have determined in light of the foregoing that the Shares are a suitable investment for me.

                           (o)All  information  contained herein and provided by
me is complete and accurate as of the date hereof, and I will notify the Fund immediately in writing of any change in such information prior to the acceptance of this subscription by the Fund.

                           (p) I  understand  that the sale of the  Shares to me
will be based upon the representations, warranties and agreements set forth above, and I agree to indemnify and hold harmless the Fund and its officers, trustees, employees and control persons from and against any and all loss, damage, liability or expense, including costs and attorneys' fees, which any of them may incur by reason of any misrepresentation made by me in this agreement, any breach by me of any warranty contained herein or any failure by me to fulfill any agreement set forth herein or arising out of the sale or other disposition of the Shares by me in violation of the Act or any applicable state securities laws.

                           (q) I am a resident of the State of California.

                                        Very truly yours,

                                        /s/ E. Diane Schneider

                                        E. Diane Schneider

Accepted:

BB&K FUND GROUP, on behalf of
     the BB&K Diversa Fund

By /s/ [SIGNATURE ILLEGIBLE]
   -------------------------

Dated: November 12, 1986
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